QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the reference to our firm under the captions "Experts", "Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" and to the use of our report dated March 11, 2003 relating to the consolidated financial statements as of December 31, 2002 and for the two years then ended, in Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-113208) of Camtek Ltd. for the registration of 9,775,000 of its ordinary shares.

/s/ Eisner LLP Eisner LLP New York, New York April 4, 2004	/s/ Goldstein Sabo Tevet Goldstein Sabo Tevet Certified Public Accountants (Isr.) Tel-Aviv, Israel

QuickLinks

INDEPENDENT AUDITORS' CONSENT